Exhibit 99.1

Scripps raises full-year political guide,
completes 2026 workforce reductions

Oct. 28, 2026

CINCINNATI - The E.W. Scripps Company (NASDAQ: SSP) has raised its expectations for full-year 2026 midterm Local Media political advertising revenue to about $275 million, which is about 40% above its 2022 midterm election revenue.

On Tuesday, the company also completed 431 workforce reductions, bringing the total employees impacted in 2026 to about 850 – nearly 20% of its employee count from the beginning of the year. The reductions are part of Scripps’ company transformation plan to generate $125-$150 million of enterprise EBITDA growth by 2028. The impact of the transformation work will become most evident beginning in the fourth-quarter results, and the company expects to have implemented about $100 million in annual run-rate savings by year end.

For the third quarter, Scripps’ Local Media political revenue was nearly $81 million, driven by strong candidate, issue and advocacy spending across Scripps markets in Michigan and Ohio as well as Arizona, Florida, Wisconsin, Tennessee and Virginia. In August, the company had guided to a full-year range of $225-$250 million.

At the end of the third quarter, Scripps had $83 million in cash and will use that and proceeds from Q4 political advertising revenue to pay down at least $150 million of debt in the fourth quarter.

Scripps will release its full third-quarter 2026 results after the market closes Thursday, Nov. 5, as previously announced.

Forward-looking statements
This document contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “believe,” “anticipate,” “intend,” “expect,” “estimate,” “could,” “should,” “outlook,” “guidance,” “target” and similar references to future periods. Examples of forward-looking statements include, among others, statements the company makes regarding expected operating results and future financial condition. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of the industry and the economy, the company’s plans and strategies, anticipated events and trends, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, and changes in circumstance that are difficult to predict and many of which are outside of the company’s control. The company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause the company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: change in advertising demand, fragmentation of audiences, loss of affiliation agreements, loss of distribution revenue, increase in programming costs, changes in law and regulation, the company’s ability to identify and consummate strategic transactions, the controlled ownership structure of the company, and the company’s ability to manage its outstanding debt obligations. A detailed discussion of such risks and uncertainties is included in the company’s Form 10-K, on file with the SEC, in the section titled “Risk Factors.” Any forward-looking statement made in this document is based only on currently available information and speaks only as of the date on which it is made. The company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.

Media contact: Becca McCarter, The E.W. Scripps Company, (513) 410-2425, rebecca.mccarter@scripps.com
Investor contact: Carolyn Micheli, The E.W. Scripps Company, (513) 313-5910, carolyn.micheli@scripps.com

About Scripps
The E.W. Scripps Company (NASDAQ: SSP) is a diversified media company focused on creating connection. As one of the nation’s largest local TV broadcasters, Scripps serves communities with quality, objective local journalism and operates a portfolio of about 60 stations in 40 markets. Scripps reaches households across the U.S. with national news outlet Scripps News and popular entertainment brands ION, Bounce, Grit, ION Mystery, ION Plus and Laff. Scripps is one of the nation’s largest holders of broadcast spectrum. Scripps Sports serves professional and college sports leagues, conferences and teams with local market depth and national broadcast reach of up to 100% of TV households. Founded in 1878, Scripps is the steward of the Scripps National Spelling Bee, and its longtime motto is: “Give light and the people will find their own way.”

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